NEWS RELEASE

Skystar Bio-Pharmaceutical Reports First Quarter 2011 Results

$7.0 Million Top Line; $0.27 Diluted EPS;
Reiterates Fiscal 2011 Top Line Guidance range of $60 Million to $63 Million

XI’AN, CHINA – May 23, 2011 -- Skystar Bio-Pharmaceutical Company (NASDAQ:SKBI) (“Skystar” or the “Company”), a China-based manufacturer and distributor of veterinary medicines, vaccines, micro-organisms and feed additives, today reported unaudited first quarter fiscal year 2011 earnings, for the period ended March 31, 2011.

First Quarter 2011 Highlights
•	Revenue increases 46% YoY to $7.0 million
•	Veterinary vaccines totaled $0.3 million, up 30% YoY
•	Veterinary medicines totaled $4.9 million, up 52% YoY
•	Feed additives totaled $0.3 million, up 38% YoY
•	Pro-biotic micro-organism products totaled $1.6 million, up 32% YoY
•	Gross Profit $3.6 million up 39% for the first three months of fiscal 2011 YoY
•	Gross Margin of 50% for the first three months of fiscal 2011, compared to 53% in the prior 2010 period
•	Net Income $1.9 million or $0.27 per fully diluted share, compared with $1.1 million or $0.15 per fully diluted share in the year ago period
•	Company reiterates Fiscal 2011 revenue guidance range of $60.0 million to $63.0 million

The Company notes that while the first quarter of the fiscal year is historically Skystar’s slowest quarter due to the celebration of the Chinese Lunar New Year, we believe that Skystar has momentum by its side bolstered by the support of China’s changing agricultural policies to standardize and industrialize its agricultural and animal husbandry industries.

As recently as April 2011, Yu Kangzhen, Chief Veterinary Officer of China, in giving a keynote speech stated the Ministry of Agriculture’s (MOA) supportive stance towards “Accelerating development of modern agriculture including efforts to develop specialized, standardized, large-scale and intensive agricultural production and operations for China.” Mr. Yu also commented that, “It is necessary to give high priority to the expansion of standardized large-scale animal farming.”  Skystar believes that its own initiatives to seek out and develop acquisitions, new products,  and manufacturing expansion is in line with the modernization of China’s agricultural and animal husbandry infrastructure needs.

Management’s Comments
Mr. Weibing Lu, Chairman and Chief Executive Officer of Skystar commented, “We are very pleased to deliver strong results for the start of the fiscal year 2011.  Since Skystar’s U.S. debut in 2006, we have maintained that product niche, manufacturing capacity and product distribution hold the keys to Skystar’s success. The goals of Skystar’s business plan and capital markets activity has been to develop and grow these initiatives. To date, Skystar has succeeded in its goals while delivering compounded annual revenue growth of 48% with profitability in mind.

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“Part of the MOA’s sweeping regulatory changes include new GMP certification standards for vaccine manufacturers, with this in mind, we expect Skystar’s new expanded vaccine facility to receive GMP certification by the third quarter of fiscal 2011. The delay is due to putting the new GMP certification standards into effect in addition to the MOA’s recent initiatives targeting the general standardization and safety of food production.

“Skystar believes that cash generated from ongoing operations, existing lines of credit and paid-up inventory of raw materials are adequate to fund ongoing operations and the Company’s efforts towards GMP certification of the expanded vaccine facility in addition to finalizing the Company’s Hubei acquisition which is expected to close before the end of the first half,” concluded Mr. Lu.

Financial Summary
Gross profit for first quarter 2011 was $3.6 million, up 39% from first quarter 2010. Gross margin for the period was 50%, a slight decrease from historical year over year comparables.

Operating expenses for first quarter 2010 were $2.0 million, or 28% of total revenue, compared with $0.8 million or 17% of total revenue in the year ago period. Selling expenses, which consist of commissions, advertising and promotion expenses, freight charges, and salaries, totaled $0.4 million for the three months ended March 31, 2011 as compared to $0.1 million year over year, an increase of approximately 115.9%. This increase is a result of increased sales between the two periods and an increase in sales staff.  General and administrative expenses totaled $1.3 million for the three months ended March 31, 2011, as compared to $0.6 million for the three months ended March 31, 2010, an increase of approximately 109%. General and administrative expenses for our Chinese operating entities increased due to expanded operations and asset acquisitions related to our Kunshan and Jingzhou subsidiaries.

Research and development (R&D) costs was $0.3 million, or roughly 4% of revenue in first quarter 2010, up from $0.04 million, or less than 1% of revenue during first quarter 2010. The change in R&D expense related to the unusually low cost base in the previous first quarter when there were no significant R&D expenditures at the time.

Income from operations was $1.6 million in the first quarter of fiscal year 2011, compared with $1.7 million in the same quarter a year ago, and operating margin decreased to 23% from 36% in the same period a year ago.

Net income for the first quarter of 2011 was $1.9 million, or $0.27 per fully diluted share. This compares to net income of $1.0 million, or $0.16 per fully diluted share in the same quarter of 2010.

As of March 31, 2010, Skystar had approximately $7.4 million in cash and restricted cash, current assets of $49.1 million and current liabilities of $10.9 million.

Outlook
The Company reiterates Fiscal year 2011 revenue guidance to be in the range of $60 million to $63 million for the full year.

Conference Call & Webcast Information
Skystar will host a conference call at 7:45 a.m. ET on Tuesday, May 24, 2011 to review the Company’s first quarter financial and operational performance. Mr. Weibing Lu, Skystar Bio-Pharmaceutical chairman and chief executive officer, will host the call, which will be webcast live.

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The webcast will be made available on the investor relations section of the Skystar corporate website at http://www.skystarbio-pharmaceutical.com or http://www.investorcalendar.com. Telephone access to the conference call will also be available in North America by dialing +1 (877) 407-9210 or internationally by dialing +1 (201) 689-8049.

An audio replay of the conference call will be available approximately two hours following the conclusion of the call and for the following 30 day period. To access the replay in North America, dial +1 (877) 660-6853 or, when calling internationally, dial +1 (201) 612-7415, using replay account code # 286 and conference ID # 372960. An archived replay of the conference webcast will also be available on investor relations section of the Skystar corporate website at http://www.skystarbio-pharmaceutical.com.

To be added to the Company's email distribution for future news releases, please send your request to skystar@grayling.com.

About Skystar Bio-Pharmaceutical Company
Skystar is a China-based developer and distributor of veterinary healthcare and medical care products. Skystar has four product lines (veterinary medicines, micro-organisms, vaccines and feed additives) and 256 products. Skystar has formed strategic sales distribution networks covering 29 provinces throughout China. For additional information, please visit http://www.skystarbio-pharmaceutical.com.

Financial Tables Follow

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SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME (Unaudited)

	For Three Months Ended March 31,
	2011	2010

REVENUE, net	$7,086,954	$4,869,243

COST OF REVENUE	3,491,346	2,291,219

GROSS PROFIT	3,595,608	2,578,024

OPERATING EXPENSES:
Research and development	287,472	43,995
Selling expenses	369,404	171,134
General and administrative	1,294,798	619,550
Total operating expenses	1,951,674	834,679

INCOME FROM OPERATIONS	1,643,934	1,743,345

OTHER INCOME:
Other income (expense), net	182	417
Interest income (expense), net	29,672	(4,816)
Change in fair value of warrants	735,494	(317,380)
Total other expense, net	765,348	(321,779)

INCOME BEFORE PROVISION FOR INCOME TAXES	2,409,282	1,421,566

PROVISION FOR INCOME TAXES	477,450	325,319

NET INCOME	1,931,832	1,096,247

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	465,593	(40,816)

COMPREHENSIVE INCOME	$2,397,425	$1,055,431

EARNINGS PER SHARE:
Basic	$0.27	$0.16
Diluted	$0.27	$0.15

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic	7,166,919	7,061,530
Diluted	7,179,309	7,140,140

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SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
ASSETS

CURRENT ASSETS:
Cash	$7,403,389	$5,887,831
Accounts receivable, net of allowance for doubtful accounts of $341,266 (Unaudited) and $339,031 as of March 31, 2011 and December 31, 2010, respectively	5,770,607	4,977,850
Inventories	14,099,464	7,202,223
Deposits and prepaid expenses	18,631,564	17,074,000
Loans receivable	458,100	8,040,100
Other receivables	2,735,617	1,558,775
Total current assets	49,098,741	44,740,779

PLANT AND EQUIPMENT, NET	22,450,965	22,613,113

CONSTRUCTION-IN-PROGRESS	2,660,880	1,590,720

OTHER ASSETS:
Long-term prepayments	1,493,794	1,454,226
Long-term prepayments for acquisitions	4,838,035	4,806,352
Intangible assets, net	5,890,246	6,043,941
Total other assets	12,222,075	12,304,519
Total assets	$86,432,661	$81,249,131

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$401,132	$201,850
Other payable and accrued expenses	2,189,747	1,845,051
Short-term loans	4,307,133	3,025,884
Deposits from customers	1,283,376	1,260,030
Taxes payable	2,326,549	749,836
Shares to be issued to related parties	79,575	53,050
Due to related parties	281,200	217,912
Total current liabilities	10,868,712	7,353,613

OTHER LIABILITIES:
Deferred government grant	992,550	986,050
Warrant liability	684,145	1,419,639
Total other liabilities	1,676,695	2,405,689
Total liabilities	12,545,407	9,759,302

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 50,000,000 shares authorized, No Series “A” shares authorized. 48,000,000 Series “B” shares authorized, No Series “B” shares issued and outstanding
Common stock, $0.001 par value, 40,000,000 shares authorized, 7,161,919 and 6,989,640 shares issued and outstanding as of December 31, 2010 and December 31, 2009, respectively	7,162	7,162
Paid-in capital	35,784,378	35,784,378
Statutory reserves	5,695,236	5,695,236
Retained earnings	26,779,122	24,847,290
Accumulated other comprehensive income	5,621,356	5,155,763
Total shareholders’ equity	73,887,254	71,489,829
Total liabilities and shareholders’ equity	$86,432,661	$81,249,131

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SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (Unaudited)

						Accumulated
				Retained earnings		other
	Common stock		Paid-in	Statutory		comprehensive
	Shares	Amount	capital	reserves	Unrestricted	income	Total
BALANCE, December 31, 2010	7,161,919	$7,162	$35,784,378	$5,695,236	$24,847,290	$5,155,763	$71,489,829

Foreign currency translation						465,593	465,593
Net income					1,931,832		1,931,832

BALANCE, March 31, 2011	7,161,919	$7,162	$35,784,378	$5,695,236	$26,779,122	$5,621,356	$73,887,254

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SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (Unaudited)

	Three months ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,931,832	$1,096,247
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	332,428	123,484
Amortization	230,922	91,370
Common stock issued for services	-	16,245
Common stock to be issued to related parties for compensation	-	27,025
Change in fair value of warrant liability	(735,494)	317,380
Change in operating assets and liabilities
Accounts receivable	(757,356)	935,790
Inventories	(6,826,437)	(921,558)
Deposits and prepaid expenses	(1,440,749)	(272,640)
Other receivables	(1,162,594)	(81,901)
Accounts payable	197,277	123,423
Accrued expenses	470,501	(223,979)
Deposits from customers	14,989	573,897
Taxes payable	1,566,418	102,941
Other payables	(110,052)	1,233
Net cash (used in) provided by operating activities	(6,288,315)	1,908,957

CASH FLOWS FROM INVESTING ACTIVITIES:

Payments of long-term prepayments	(451,722)	-
Prepayment for asset acquisition	-	(5,499,375)
Collection of loans to third parties	7,609,000	-
Purchases of intangible assets	(38,045)	-
Purchases of plant and equipment	(22,275)	(1,451,016)
Payments on construction-in-progress	(634,222)	(404,990)
Net cash provided by (used in) investing activities	6,462,736	(7,355,381)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	1,257,007	-
Repayment for short-term loans	-	(219,975)
Due (from) to related parties	62,834	(78,269)
Net cash provided by (used in) financing activities	1,319,841	(298,244)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	21,296	(43,315)

INCREASE (DECREASE) IN CASH	1,515,558	(5,787,983)

CASH, beginning	5,887,831	11,699,398

CASH, ending	$7,403,389	$5,911,415

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$54,409	$5,210
Cash paid for income taxes	$-	$-
Non-cash investing and financing activities
Long-term prepayment transferred to construction-in-progress	$421,843	$-
Long-term prepayment transferred to property, plant and equipment	-	439,777
Construction-in-progress transferred to property, plant and equipment	-	52,463
Cashless exercise of warrants	$-	1,345,496

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Contacts:

Skystar Bio-Pharmaceutical Company
Scott Cramer, Director – Director Corporate Development and U.S. Representative
(407) 645-4433

Grayling

Investor Relations
Christopher Chu
(646) 284-9426
christopher.chu@grayling.com

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